Exhibit 99.1

CarParts.com Reports Record Sales and Gross Profit for Second Quarter 2020

TORRANCE, Calif. – August 10th, 2020 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the second quarter ended June 27, 2020.

Q2 2020 Highlights vs. Year-Ago Period

●	Q2 net sales increased 61% to a company record $118.9 million vs. $73.7 million.
●	Q2 gross profit increased 88% to a company record $40.8 million vs. $21.8 million.
●	Q2 gross margin increased 480 basis points to 34.3% vs. 29.5%.
●	Q2 net income improved significantly to $1.6 million or $0.03 per diluted share, compared to a net loss of $(1.5) million or $(0.04) per basic and diluted share.
●	Q2 Adjusted EBITDA increased 4x to $5.6 million compared to $1.4 million.
●	Net sales in July were up more than 60% compared to the same prior year period.

Management Commentary

“This quarter marked another period of significant growth for our company as we reported record-breaking sales and gross profit,” said Lev Peker, CEO of CarParts.com. “In addition to our strong top-line momentum, we drove exceptional year-over-year bottom-line improvements in both net income and Adjusted EBITDA.

“Despite the ongoing pandemic and an uncertain market environment, our accelerated momentum points to the continued success of our strategy and resilience of our business. Overall e-commerce penetration for total U.S. retail sales reached 28% for Q2 while auto parts remains in the mid-single digits. We believe that the industry will continue to experience the shift to online and we are well-positioned to take advantage of this new demand over the long term.

“Following our strong growth and inclusion in the Russell 2000® Index this quarter, we decided that we needed a new name that better reflected the tech-forward company we have become. In late July we rebranded to CarParts.com, marking the culmination of our efforts to consolidate our websites over the past several quarters. In conjunction with the rebrand, we completed our site consolidation and are now officially down to one flagship website, CarParts.com. Being one brand with one site allows us to optimize our position in the market while being more efficient with our marketing and improving brand presence both online and offline.

“Our work over the past 18 months to optimize our supply chain, marketing and technology capabilities is paying off, however we still have plenty of work in these areas to take CarParts.com to the next level. We will remain prudent stewards of capital while continuing to drive further improvements in our business. We want to thank our warehouse associates for their hard work, as well as all of our team members for their support and commitment to the new CarParts.com.”

Second Quarter 2020 Financial Results

Net sales in the second quarter of 2020 increased 61% to a record $118.9 million compared to $73.7 million in the year-ago quarter. The increase was primarily driven by significant revenue growth from our flagship website, CarParts.com, which was up triple digits over the prior year quarter.

Gross profit in the second quarter increased 88% to a record $40.8 million compared to $21.8 million in the second quarter of last year, with gross margin up 480 basis points to 34.3% compared to 29.5%. These increases were primarily driven by improved product mix and supply chain optimizations. This was the Company’s sixth consecutive quarter of gross margin expansion.

Total operating expenses in the second quarter were $38.7 million compared to $23.0 million in the second quarter last year. The increase was driven by increased marketing and fulfillment expenses.

Net income in the second quarter improved significantly to $1.6 million or $0.03 per diluted share, compared to a net loss of $(1.5) million or $(0.04) per basic and diluted share in the second quarter of last year.

Adjusted EBITDA in the second quarter increased significantly to $5.6 million compared to $1.4 million in the year-ago quarter, with the improvement driven by the benefit of operational investments made in all areas of the business over the past 18 months.

On June 27, 2020, the company had a cash balance of $24.9 million compared to $2.3 million on December 28, 2019. The increase in cash was primarily driven by higher net cash from operations and improved working capital.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today, followed by a question and answer period.

Date: Monday, August 10, 2020

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company's website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 9326289. A telephone replay will also be available on the same day through August 17, 2020 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 9326289.

About CarParts.com

For over 20 years, CarParts.com has been a leader in the e-commerce automotive aftermarket, providing collision, engine, and performance parts and accessories. With over 50 million parts delivered, we've helped everyday drivers across the contiguous United States find the right parts to keep their vehicles on the road.

With a focus on the end-to-end customer experience, we've designed our website and sourcing network to simplify the way drivers get the parts they need. Our vehicle selector and easy-to-navigate, mobile-friendly website offer customers guaranteed fitment and a convenient online shopping experience. And with our own wide distribution network, we bring the very best brands and manufacturers directly to consumer hands, cutting out all the brick-and-mortar supply chain costs to provide quality parts at a discount for our loyal customers. Combined with our 90-day return policy and satisfaction guarantee, CarParts.com makes it simple for customers to get parts delivered straight to their door.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income (loss) before (a) interest expense, net; (b) income tax provision (benefit); (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and in 2019, (f) costs associated with our customs issue; and (g) costs associated with employee transitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

949-574-3860

PRTS@gatewayir.com

Summarized information for our operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$118.93	$73.69	$206.75	$148.43
Gross profit	$40.83	$21.76	$70.61	$41.89
	34.3%	29.5%	34.2%	28.2%
Operating expenses	$38.65	$22.97	$68.79	$46.54
	32.5%	31.2%	33.3%	31.4%
Net income (loss)	$1.57	$(1.46)	$0.59	$(5.04)
	1.3%	(2.0)%	0.3%	(3.4)%
Adjusted EBITDA	$5.56	$1.43	$9.86	$1.33
	4.7%	1.9%	4.8%	0.9%

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income (loss)	1,568	(1,457)	590	(5,038)
Depreciation & amortization	1,634	1,511	3,532	3,040
Amortization of intangible assets	25	25	50	50
Interest expense, net	490	487	1,149	894
Taxes	118	(186)	154	(465)
EBITDA	$3,835	$380	$5,475	$(1,519)
Stock comp expense	1,722	613	4,385	1,163
Employee transition costs(1)	—	283	—	1,269
Customs costs(2)	—	149	—	415
Adjusted EBITDA	$5,557	$1,425	$9,860	$1,328

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs.
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019
Net sales	$118,930	$73,687	$206,748	$148,425
Cost of sales (1)	78,101	51,924	136,140	106,533
Gross profit	40,829	21,763	70,608	41,892
Operating expense	38,653	22,968	68,785	46,543
Income (loss) from operations	2,176	(1,205)	1,823	(4,651)
Other income (expense):
Other, net	3	46	74	43
Interest expense	(493)	(484)	(1,153)	(895)
Total other expense, net	(490)	(438)	(1,079)	(852)
Income (loss) before income taxes	1,686	(1,643)	744	(5,503)
Income tax provision (benefit)	118	(186)	154	(465)
Net income (loss)	1,568	(1,457)	590	(5,038)
Other comprehensive income (loss):
Foreign currency translation adjustments	(29)	(28)	(35)	(33)
Unrealized gain (loss) on deferred compensation trust assets	58	—	(37)	—
Total other comprehensive income (loss)	29	(28)	(72)	(33)
Comprehensive income (loss)	$1,597	$(1,485)	$518	$(5,071)
Net income (loss) per share:
Basic net income (loss) per share	$0.04	$(0.04)	$0.01	$(0.14)
Diluted net income (loss) per share	$0.03	$(0.04)	$0.01	$(0.14)
Weighted-average common shares outstanding:
Shares used in computation of basis net income (loss) per share	39,386	35,632	38,124	35,506
Shares used in computation of diluted net income (loss) per share	47,329	35,632	42,058	35,506

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	June 27,	December 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$24,860	$2,273
Accounts receivable, net	5,278	2,669
Inventory	65,383	52,500
Other current assets	6,552	4,931
Total current assets	102,073	62,373
Property and equipment, net	10,809	9,650
Right-of-use - assets - operating leases, net	13,238	4,544
Right-of-use - assets - financing leases, net	8,808	9,011
Other non-current assets	1,985	2,368
Total assets	$136,913	$87,946
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,953	$44,433
Accrued expenses	17,049	9,519
Customer deposits	759	652
Notes payable, current	—	729
Right-of-use - obligation - operating, current	1,857	1,368
Right-of-use - obligation - finance, current	670	640
Other current liabilities	4,169	2,605
Total current liabilities	93,457	59,946
Notes payable, non-current	—	1,060
Right-of-use - obligation - operating, non-current	11,725	3,419
Right-of-use - obligation - finance, non-current	8,667	8,627
Other non-current liabilities	2,688	2,514
Total liabilities	116,537	75,566
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 0 and 2,771 shares issued and outstanding at June 27, 2020 and December 28, 2019	0	3
Common stock, $0.001 par value; 100,000 shares authorized; 42,411 and 36,167 shares issued and outstanding at June 27, 2020 and December 28, 2019 (of which 2,525 are treasury stock)	45	38
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	194,693	187,147
Accumulated other comprehensive income	142	214
Accumulated deficit	(167,358)	(167,876)
Total stockholders’ equity	20,376	12,380
Total liabilities and stockholders' equity	$136,913	$87,946

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Twenty-Six Weeks Ended
	June 27,	June 29,
	2020	2019
Operating activities
Net income (loss)	$590	$(5,038)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	3,532	3,040
Amortization of intangible assets	50	50
Deferred income taxes	—	(559)
Share-based compensation expense	4,385	1,163
Stock awards issued for non-employee director service	12	7
Loss from disposition of assets	1	—
Amortization of deferred financing costs	9	2
Changes in operating assets and liabilities:
Accounts receivable	(2,609)	(313)
Inventory	(12,883)	(2,926)
Other current assets	(1,597)	(1,517)
Other non-current assets	(296)	24
Accounts payable and accrued expenses	32,055	8,473
Other current liabilities	1,671	345
Right-of-Use Obligation - Operating Leases - Current	483	1,595
Right-of-Use Obligation - Operating Leases - Long-term	(383)	(1,530)
Other non-current liabilities	148	134
Net cash provided by operating activities	25,168	2,950
Investing activities
Additions to property and equipment	(3,840)	(3,431)
Net cash used in investing activities	(3,840)	(3,431)
Financing activities
Borrowings from revolving loan payable	1,273	7,641
Payments made on revolving loan payable	(1,273)	(7,641)
Proceeds from notes payable	4,107	—
Payment of notes payable	(5,333)	—
Payments on finance leases	(315)	(299)
Statutory tax withholding payment for share-based compensation	(85)	(289)
Proceeds from exercise of stock options	2,893	—
Preferred stock dividends paid	—	(80)
Net cash provided by (used in) financing activities	1,267	(668)
Effect of exchange rate changes on cash	(8)	1
Net change in cash and cash equivalents	22,587	(1,148)
Cash and cash equivalents, beginning of period	2,273	2,031
Cash and cash equivalents, end of period	$24,860	$883
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$9,065	$—
Right-of-use financed asset acquired	$385	$—
Accrued asset purchases	$665	$825
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$90	$43
Cash paid during the period for interest	$1,125	$834